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                   SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


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                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


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     Date of Report (Date of earliest event reported):  May 5, 2000


                            SHONEY'S, INC.
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        (Exact name of registrant as specified in its charter)



       Tennessee                     0-4377             62-0799798
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(State or other jurisdiction   (Commission File No.)  (I.R.S. Employer
      of incorporation)                              Identification No.)



       1727 Elm Hill Pike, Nashville, TN                  37210
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    (Address of principal executive offices)            (Zip Code)



  Registrant's telephone number, including area code:  (615) 391-5201
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ITEM 5.  OTHER EVENTS.

        The Company has received a commitment letter from a major financial institution for $120 million in additional senior secured financing. As previously disclosed, the Company intends to raise a total of approximately $250 million in new senior secured financing to invest in the Company's "Shoney's" and "Captain D's" restaurant concepts. In connection with the new financing, the Company is separating its operational and corporate structure into three divisions - "Shoney's" restaurants, "Captain D's" restaurants and Commissary Operations. Each of these divisions is expected to have its own separate senior secured lending facility. The commitment letter described herein is intended to relate to the Shoney's portion of the planned overall financing arrangements.

        The Shoney's commitment letter is subject to satisfaction of customary conditions, including receipt of requisite third party consents and absence of material adverse changes, and there can be no assurance that such conditions will be satisfied. The commitment letter will expire on June 30, 2000, and the Company expects to complete its reorganization and related refinancing program prior to that time, although the Company is not required to do so.

        Separately, the Company has been notified by the New York Stock Exchange ("NYSE") that it has fallen below the NYSE's continued listing criteria. As required by the notification, the Company is submitting to the NYSE a business plan that sets forth definitive action that the Company intends to take that would demonstrate progress toward meeting the NYSE's listing criteria within 18 months. If the NYSE accepts the business plan, the Company will be subject to quarterly monitoring for compliance with the plan and the Company's stock would continue to trade on the NYSE; however, failure by the Company to meet the plan could result in suspension from trading, and subsequent delisting, of the Company's stock from the NYSE. If the NYSE rejects the business plan, the Company's stock would be subject to NYSE trading suspension and delisting by the Securities and Exchange Commission.

        Since last year when the Company received a similar notification from the NYSE, the Company has investigated alternative trading venues for the Company's securities. Although the Company's focus has been and will continue to be on maintaining its NYSE listing, there is no assurance that the NYSE will accept the Company's business plan. There also is no assurance that the Company will be successful in its efforts to return to compliance with the NYSE's continued listing standards or that, if it fails to do so, its stock will continue to trade on the NYSE.

        The Company has issued a press release in connection with the events described in this Current Report on Form 8-K. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated herein by this reference as if copied verbatim.






ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following is filed as an exhibit to this Current Report on Form 8-K:

     Exhibit No.         Description
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     99.1                Press release, dated May 5, 2000.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SHONEY'S, INC.


Dated: May 5, 2000                      By: /s/ V. Michael Payne
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                                        V. Michael Payne
                                        Senior Vice President and Controller,
                                        Principal Financial and Chief
                                        Accounting Officer











                             EXHIBIT INDEX



                                                              SEQUENTIAL
EXHIBIT NO.          DESCRIPTION                              PAGE NUMBER
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99.1                 Press release, dated May 5, 2000              5